News Release
EXHIBIT 99.1
SM ENERGY COMPANY ANNOUNCES AMENDMENT OF EXCHANGE OFFERS AND AGREEMENTS WITH CERTAIN NOTEHOLDERS
DENVER, CO June 1, 2020 – SM Energy Company (“SM Energy” or the “Company”) (NYSE: SM) today announced that it has amended its pending offers to exchange (the “Exchange Offers”) its outstanding notes listed in the table below (together, the “Old Notes”) for newly issued 10.00% senior secured notes due 2025 (the “New Notes”) after reaching an agreement with certain holders of the Old Notes. The terms and conditions of the Exchange Offers, as amended, are set forth in a supplement to the confidential offering memorandum and consent solicitation statement, dated April 29, 2020 (as supplemented, the “Offering Memorandum”).
The following table sets forth the new terms to be offered to eligible holders of the Old Notes in the Exchange Offers, as amended:

Title of Old Notes to be Tendered	CUSIP Number / ISIN	Outstanding Principal Amount	Acceptance Priority Level	Principal Amount of New Notes per $1,000 Principal Amount of Old Notes Tendered
6.125% Senior Notes due November 15, 2022	78454LAK6 / US78454LAK61	$436,047,000	1	$700
5.000% Senior Notes due January 15, 2024	78454LAH3 / US78454LAH33	$500,000,000	2	$600
5.625% Senior Notes due June 1, 2025	78454LAL4 / US78454LAL45	$500,000,000	3	$600
6.750% Senior Notes due September 15, 2026	78454LAN0 / US78454LAN01	$500,000,000	4	$580
6.625% Senior Notes due January 15, 2027	78454LAP5 / US78454LAP58	$500,000,000	5	$550

The maximum principal amount of New Notes to be issued in the Exchange Offers is $532.9 million (the “Maximum Exchange Amount”), which, together with the New Notes to be issued in the private exchanges with certain holders of Old Notes referred to below, would amount to a maximum of $800 million principal amount of New Notes. The New Notes will be secured by second priority security interests in the collateral that secures SM Energy’s senior secured credit facility. The New Notes will be SM Energy’s secured second lien obligations and will be effectively junior to the Company’s current and future secured first lien indebtedness, including its senior secured credit facility, to the extent of the value of the collateral securing such indebtedness, effectively senior to all of the Company’s existing and future unsecured indebtedness, including any Old Notes that remain outstanding following the completion of the Exchange Offers, to the extent of the value of the collateral, and senior to any future subordinated indebtedness. Interest on the New Notes will accrue from the date of issuance of the New Notes.

The Exchange Offers will expire at 11:59 p.m., New York City time, on June 12, 2020 (the “Expiration Time”). Pursuant to the Exchange Offers and subject to the proration terms described below, in exchange for each $1,000 principal amount of Old Notes and integral multiples in excess thereof validly tendered (and not validly withdrawn) at any time prior to the Expiration Time and accepted by the Company, participating holders will receive a principal amount of New Notes equal to the “Total Consideration” listed in the above table under the column heading “Total Consideration”. Participating holders will also receive, in cash, accrued and unpaid interest, if any, on their accepted Old Notes up to, but not including the settlement date for the Exchange Offers, which is expected to be on June 17, 2020. Investors who have already tendered their Old Notes do not need re-tender their Old Notes or take any other action in order to participate in the Exchange Offers as amended and will receive the benefit of the amended terms without taking any further action. Tenders of Old Notes may be withdrawn and Consents may be revoked at any time at or prior to 11:59 p.m., New York City time, on June 12, 2020 (the “Withdrawal Deadline”).
Subject to proration as described below, the amount of each series of Old Notes that is accepted for exchange will be determined in accordance with the acceptance priority levels set forth in the table above (the “Acceptance Priority Levels”), with Acceptance Priority Level 1 being the highest Acceptance Priority Level and Acceptance Priority Level 5 being the lowest Acceptance Priority Level. The “Maximum Exchange Amount” of New Notes that the Company will issue in the Exchange Offers equals $532.9 million aggregate principal amount of New Notes. If there is a sufficient amount of Old Notes available to exchange some, but not all, Old Notes of the series with the lowest Acceptance Priority Level that is accepted, then tenders of Old Notes of that particular series will be accepted on a pro rata basis. The Exchange Offers are not conditioned upon any minimum amount of Old Notes being tendered.
Separately, SM Energy announced today that it has agreed with certain holders of Old Notes (the “Backstop Group”) to privately issue $213.5 million aggregate principal amount of New Notes in exchange for $316.4 million aggregate principal amount of Old Notes, consisting of $96.7 million principal amount of 6.125% Senior Notes due 2022, $74.6 million principal amount of 5.00% Senior Notes due 2024, $46.3 million principal amount of 5.625% Senior Notes due 2025, $37.7 million principal amount of 6.75% Senior Notes due 2026 and $61.2 million principal amount of 6.625% Senior Notes due 2027. Holders of such Old Notes have also agreed to provide consents to the Proposed Amendments (as defined below). In addition, the Backstop Group expects to tender $42.5 million aggregate principal amount of Old Notes in the Exchange Offers (the “Backstop Support Notes”) and the Company has agreed to issue to the Backstop Group warrants to acquire up to 5% of the outstanding common stock of the Company (subject to certain conditions).
The Company has also agreed to acquire $107.0 million principal amount of 1.50% Senior Convertible Notes due 2021 (“Old Convertible Notes”) from the Backstop Group for consideration including $53.5 million principal amount of New Notes and $53.5 million in cash. In addition, $65.5 million in principal amount of Old Convertible Notes that remain outstanding will be secured pursuant to their terms on a pari passu basis with the New Notes (and any refinancing of such amount of Old Convertible Notes will be permitted to also be secured on a pari passu basis with the New Notes).
The total principal amount of New Notes that would be issued pursuant to these privately negotiated transactions and pursuant to the Exchange Offers based on the participation in the Exchange Offers to date, the additional tender of the Backstop Support Notes and the amended terms of the Exchange Offers is $452.8 million principal amount of New Notes. The closing of the privately negotiated transactions is expected to occur contemporaneously with the consummation of the Exchange Offers but is not conditioned on the consummation of the Exchange Offers. The New Notes issued in the privately negotiated transactions will be fungible with, and comprise one series with, the New Notes issued in the Exchange Offers.
In conjunction with the Exchange Offers, SM Energy is soliciting consents (the “Consent Solicitations”) from holders of each series of Old Notes (“Consents”) to certain proposed amendments to each indenture governing the Old Notes (the “Old Notes Indentures”) to eliminate substantially all of the restrictive covenants and certain of the default provisions contained therein (the “Proposed Amendments”). The Exchange Offers are not conditioned upon receiving Requisite Consents (as defined below) from holders any series of the Old Notes. Holders of Old Notes may not tender Old Notes without delivering the related Consents, and holders of Old Notes may not deliver Consents without tendering the related Old Notes.
To adopt the Proposed Amendments related to a series of Old Notes, SM Energy must receive Consents from holders representing a majority of the outstanding principal amount of such series Old Notes (the “Requisite Consents”). If the Requisite Consents are delivered with respect to any series of Old Notes, a supplemental indenture to each Old Notes Indenture will be executed promptly following the Expiration Time to give effect to the Proposed Amendments. The Proposed Amendments will become operative, with respect to Old Notes for which Requisite Consents have been delivered and not validly withdrawn, immediately prior to the acceptance of such Old Notes pursuant to the applicable Exchange Offer. In the event that the Requisite Consents for a series of Old Notes are received and not validly revoked but the Old Notes of such series tendered in the applicable Exchange Offer are subject to proration, the Proposed Amendments with respect to such series of Old Notes will not become operative despite the Company accepting the Old Notes of such series in the applicable Exchange Offer.
Old Notes may not be withdrawn from the Exchange Offers and the related Consents may not be revoked from the Consent Solicitations after the Withdrawal Deadline, unless otherwise required by applicable law.
The Exchange Offers are being made, and the New Notes are being offered and issued, only (a) in the United States to holders of Old Notes who are reasonably believed to be “qualified institutional buyers” (as defined in Rule 144A under the Securities Act) and (b) outside the United States to holders of Old Notes who are persons other than U.S. persons in reliance upon Regulation S under the Securities Act. The holders of Old Notes who have certified to the Company that they are eligible to participate in the Exchange Offers pursuant to at least one of the foregoing conditions are referred to as “Eligible Holders.” Only Eligible Holders who have completed and returned an eligibility letter, available from the information agent, may receive and review the Offering Memorandum or participate in the Exchange Offers. Eligible Holders of the Old Notes who desire to obtain and complete an eligibility form should contact the information agent and exchange agent, D.F. King & Co., Inc., at (866) 620-2536 (toll-free) or (212) 269-5550 (for banks and brokers), email sm@dfking.com or online at www.dfking.com/smenergy.
Eligible Holders of the Old Notes are urged to carefully read the Offering Memorandum before making any decision with respect to the Exchange Offers and Consent Solicitations. None of the Company, the dealer managers, the trustee with respect to the Old Notes, the trustee with respect to the New Notes, the information and exchange agent or any affiliate of any of them makes any recommendation as to whether Eligible Holders of the Old Notes should exchange their Old Notes for New Notes in the Exchange Offers, and no one has been authorized by any of them to make such a recommendation. Eligible Holders must make their own decision as to whether to tender Old Notes and, if so, the principal amount of Old Notes to tender.
The New Notes and the Exchange Offers have not been and will not be registered with the U.S. Securities and Exchange Commission under the Securities Act, or any state or foreign securities laws. The New Notes may not be offered or sold in the United States or for the account or benefit of any U.S. persons except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act. The Exchange Offers and Consent Solicitations are not being made to Eligible Holders of Old Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. This press release is for informational purposes only and is not an offer to purchase or a solicitation of an offer to purchase or sell any securities, nor shall there be any sale of any securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.
FORWARD-LOOKING STATEMENTS
This press release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included in this press release that address activities, events, or developments that we expect, believe, or anticipate will or may occur in the future are forward-looking statements. The words "anticipate," "assume," "believe," "budget," "estimate," "expect," "forecast," "intend," "plan," "project," "will," and similar expressions are intended to identify forward-looking statements. Such forward-looking statements include, but are not limited to, among other things, the completion of the Exchange Offers and the private exchange, the redemption of the Old Notes, the completion of the Consent Solicitations and the effectiveness of the Proposed Amendments. Such forward-looking statements are based on assumptions and analyses made by SM Energy in light of its experience and its perception of historical trends, current conditions, expected future developments, and other factors that SM Energy believes are appropriate under the circumstances. These statements are subject to a number of known and unknown risks and uncertainties, which may cause SM Energy's actual results and performance to be materially different from any future results or performance expressed or implied by the forward-looking statements. Some of these risks are described in the "Risk Factors" section in Part I, Item 1A of SM Energy's Annual Report on Form 10-K for the year ended December 31, 2019 and Part II of our Quarterly Report on Form 10-Q for the period ended March 31, 2020. Forward-looking statements are not guarantees of future performance and actual results or performance may be materially different from those expressed or implied in the forward-looking statements. The forward-looking statements in this press release speak as of the date of this press release.
ABOUT THE COMPANY
SM Energy Company is an independent energy company engaged in the acquisition, exploration, development, and production of crude oil, natural gas, and NGLs in the state of Texas. For more information about SM Energy, please visit its website at www.sm-energy.com.
SM ENERGY INVESTOR CONTACT
Jennifer Martin Samuels, jsamuels@sm-energy.com, 303-864-2507
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